Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Long-Term Agreement

Contract No: VS-TTY20241003

Effective Date：2024-10-03

Buyer (party A): VIETNAM SUNERGY JOINT STOCK COMPANY Address: LOT III – DONG VANG, DINH TRAM INDUSTRIAL PARK, NENH TOWN, VIET YEN DISTRICT, BAC GIANG PROVINCE, VIETNAM Tax code: [***]

Seller(party B)：TOPTOYO INVESTMENT PTE. LTD. Address：3 TEMASEK AVENUE #27-02 CENTENNIAL TOWER SINGAPORE (039190) Tax code: [***]

The Seller and the Buyer agree to conclude this Contract subject to the terms and conditions stated below: Party A hereby agrees to buy silicon solar cells from Party B.

1.	Goods Description：

Product name	Specification	Quantity (Piece)	Efficiency	FOB HAIPHONG/FCA HA NOI AIRPORT (ICC Inco terms 2010)
				Unit (USD/PCS)	Amount (USD)
	Mono-crystalline TOPCON solar cells 182.2*183.75 and 182.2*182.2 16BB spacing 10.8	The price of the goods shall be separately agreed in writing by both parties each order(hereinafter referred to as the “purchase order” or PO).
solar cells		The price shall be negotiated by both parties in good faith and in accordance with Best Period Available Price (BPAP) offered by the Seller.
	And other specifications	BPAP: the lowest selling price that the Seller sells to any third party customer within 15 days prior to PO placement date for merchandise of same technology specification and intended delivery period of nearest 10 adjacent days.

2.	Payment：

The payment terms for the Goods shall be determined by the Purchase order. All articles of this contract are part of PO if PO issued and agreed by two Parties unless PO itself specifies otherwise.

(1)	The Buyer shall make deposits of aggregated amount of USD 30,000,000 upon request of the Seller within 6 months from the effective date hereinabove (Deposit Call Period).

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(2)	Pre-Lock Up Right (PLUR) of the Buyer: For the 12 months from the second month after inception date of commercial production of the Seller’s manufacture base in Ethiopia, the Seller shall grant the Buyer an option to purchase and the Seller agrees to sell to the Buyer no less than 50% of the viable production of its solar cell production from Ethiopia manufacture base if purchase orders (PO) are placed 90 days in advance to the scheduled ready-to-ship (RTS) dates.

(3)	A Production Availability Notice (PAN) shall be sent to the Buyer if the Seller intends to enter into any obligation that may affect the production allocation for Pre-Lock Up Right in a certain period of manufacture. The Buyer may elect to place PO within 15 days upon receiving a PAN within PLUR option or regarded as agreeing to reduction of remaining PLUR to maximum available capacity for the intended period of manufacture. For avoidance of doubt, any reinstated production capacity from any cancellation of third party order previously waived/reduced by PLUR shall be regarded available for PLUR exercise in the intended period of manufacture.

(4)	The Seller shall agree to accept and execute PO from the Buyer in its best reasonable efforts.

(5)	According to the delivery schedule, the Buyer shall make the final payment before the delivery of each batch of PO. The Buyer shall provide advance notice to the Seller of the delivery plan at least one quarter (90 days) in advance to allow the Seller sufficient preparation.

(6)	In the event that the Buyer fails to complete the final payment before delivery, the Seller reserves the right to suspend or delay the delivery until the final payment is completed.

(7)	The remaining balance of deposit is eligible for deduction of PO payment for maximum 10% of each PO value starting from the end of Deposit Call Period. The Buyer shall give notice to the Seller for any intended deduction on each PO at the time of PO placement and the deduction shall proportionally in accordance with payment terms. For avoidance of doubt, the deduction of deposit is restrained to PLUR rights effective period. The Buyer may request full repayment of remaining balance of deposit at the last day of 36th months after the effective date of this agreement.

Bank Information of Seller:

BENEFICIARY:	TOPTOYO INVESTMENT PTE.LTD.
ACCOUNT NO:	[***]
BENEFICIARY’S BANK :	[***]
SWIFT:	[***]
BANK ADDRESS:	[***]

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3.	Delivery terms ：FOB HAIPHONG/FCA HA NOI AIRPORT

The seller guarantees that the goods provided to the buyer are all manufactured in the factories in Ethiopia and the seller provides certificate of origin.

If there is any change in the seller’s production address, it must be updated in writing to the buyer in timely manner. The seller is responsible for the update of the certificate of origin.

4.	Packing and Inspection

(1)	Party B shall ensure the packaging meet the long-distance safety transportation requirement. Loss due to exporter improper packaging is borne by the Party B.

(2)	Within 5 days of Party A’s receipt of goods, Party A shall inspect the goods and give notice to Party B. Party B shall not be liable for compensation if the quantity of defective batteries is less than 0.2% of the quantity delivered (include: broken case, poor appearance, oxidation, El, etc.). If the quantity of the defective batteries exceeds 0.2% of the delivered quantity and Party A notifies Party B within the time limit, Party B shall replace such the defective batteries within one month. The transportation expenses incurred therefrom shall be borne by Party B.

(3)	If the cell fragmentation rate is less than 0.4% due to the manufacturing process, Party B does not need to compensate. If the number of broken cells exceeds (including equal to) 0.4% of the delivered quantity, Party B shall make up for the quantity of broken cells exceeding 0.4%, and Party B shall bear the transportation costs incurred.

5.	DOCUMENTS:

(1) Invoice.

(2) Packing list

(3) Bill of lading or Air way bill.

(4) Certificate of origin issued

(5) COA Certificate of Analysis.

In addition, Party B shall, within 7 days after shipment, send by express airmail one extra sets or scan copy of full set of the aforesaid documents directly to Party A.

6.	Confidentiality:

Party A and Party B, their employees, agents, representatives or consultants shall treat all terms and conditions of this Contract, all information obtained during the performance of this Contract and any supplementary agreement as trade secrets and shall not be disclosed to any partner/third Party without the written consent signed and stamped by the party’s authorized representative of the other party. Otherwise, the breaching party shall bear all losses caused to the other party.

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7.	Force Majeure：

If a contract cannot be fulfilled due to force Majeure（including earthquake, typhoon, flood, fire, epidemics, war as well as any other events happening objectively and beyond control of the parties; unforeseeable, unavoidable or unconquerable event causes the parties to be unable to perform their rights and obligations under this Agreement ), the obligations may be exempted in whole or in part depending on the impact of the force Majeure, unless laws provide otherwise.

When the Force Majeure event occurs, each party must notify within reasonable time by email/fax/telephone to the other Party about the force majeure event and take reasonable preventive measures and measures necessary to mitigate the impact of force majeure events.

8.	ARBITRATION：

Any dispute arising out of or in relation with this contract shall be resolved by arbitration at the Vietnam International Arbitration Centre at the Vietnam Chamber of Commerce and Industry (VIAC) in accordance with its Rules of Arbitration, which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both partied. Arbitration fee shall be borne by the losing party. The applicable law is the contract laws of the Socialist Republic of Vietnam. The arbitration language is English.

9.	Compliance with forced labour prevention laws-

(1)	Party B confirms that none of our products or goods, including any raw materials used in such products or goods, were mined, produced, or manufactured wholly or in part by forced labor;

(2)	Party B further confirms that Party B, its representatives, sub-contractors, agents, suppliers, supply chain partners, related entities have no engaged in forced labor.

10.	Limitation of Liability

In no event shall either party be liable for indirect, incidental, special or consequential damages (including, but not limited to, costs of procurement of substitute goods) arising out of or relating to this Contract, the Products or related ocumentation, services and materials, even if advised of the possibility of such damages. However, such limitations shall not apply to claims for personal injury or death to the extent liability for such claims may not be limited under applicable law. For the avoidance of doubt, any Liquidated Damages owed by either party shall not constitute indirect, incidental, special or consequential damages and shall not be prohibited by this article.

11.	Take effect and Other：

(1)	The contract shall take effect as of the date with signature and stamp by two parties, each party holds one, of which has the same legal effect; Once the pages of contract are more than one page, should be with a cross-page seal.

(2)	The parties confirm the terms of the contract has reflected the results of the negotiations conducted in good faith, the terms of the contract does not constitute either standard terms, and confirm that both parties have read and understand the terms of the contract.

(3)	In the case that any term which does not confirmed in this contract, both sides need to reach a new deal, or performance in joint consultation by the two parties and sign a written supplement agreement, the supplementary agreement in writing by both parties shall become effective upon the signature and stamp, hence makes equally valid.

(4)	The faxed copy E-mails and scanned documents of this contract has the same legal effect with the original contract.

Buyer :	Seller :

VIETNAM SUNERGY JOINT STOCK COMPANY	TOPTOYO INVESTMENT PTE. LTD.

Signature/Seal: FAN JUNXIAN	Signature/Seal: WU ZHIMENG

[Seal]	[Seal]

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